UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 21, 2015

(Date of earliest event reported)

Atlantic Capital Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	333-204855	20-5728270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road NE, Suite 1600

Atlanta, Georgia 30305

(Address of principal executive offices)

(Zip Code)

(404) 995-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Atlantic Capital Bancshares, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) on October 21, 2015. The Company’s shareholders: (i) approved the Agreement and Plan of Merger, dated March 25, 2015, by and between the Company and First Security Group, Inc. (“First Security”) (as amended on June 8, 2015, the “Merger Agreement”) pursuant to which First Security will merge with and into Atlantic Capital with the Company as the surviving corporation, and the transactions contemplated by the Merger Agreement, and (ii) approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit proxies to approve the Merger Agreement and the transactions contemplated by the Merger Agreement. The final voting results with respect to each proposal are set forth below.

Proposal 1. Approval of the Merger Agreement and the transactions contemplated by the Merger Agreement

For	Against	Abstain	Broker Non-Votes
10,516,758	2,833	301	0

Proposal 2. Adjournment of the Special Meeting

For	Against	Abstain	Broker Non-Votes
10,510,958	2,833	6,101	0

Item 8.01.	Other Events.

On October 22, 2015, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Capital Bancshares, Inc.

By:	/s/ Patrick T. Oakes
Patrick T. Oakes
Executive Vice President,
Chief Financial Officer, Secretary and Treasurer

October 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 22, 2015